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                                                                    EXHIBIT 10.2

                           RESTRICTED STOCK AGREEMENT

         This AGREEMENT (the "Agreement") is made as of __________, 200__ (the "Date of Grant") by and between FLOWERS FOODS, INC., a Georgia corporation (the "Company"), and ______________, a non-employee director of the Company (the "Grantee").

         1. GRANT OF RESTRICTED STOCK. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Company's 2001 Equity and Performance Incentive Plan, as amended and restated (the "Plan"), the Company hereby grants to the Grantee as of the Date of Grant __________ Shares of Restricted Stock. The Restricted Stock shall be fully paid and nonassessable and shall be represented by a certificate registered in the name of the Grantee and bearing a legend referring to the restrictions hereinafter set forth.

        2. RESTRICTIONS ON TRANSFER OF RESTRICTED STOCK. The Restricted Stock may not be transferred, sold, pledged, exchanged, assigned or otherwise encumbered or disposed of by the Grantee, except to the Company, until they have become nonforfeitable in accordance with Section 3. Any purported transfer, encumbrance or other disposition of the Restricted Stock that is in violation of this Section 2 shall be null and void, and the other party to any such purported transaction shall not obtain any rights to or interest in the Restricted Stock.

        3. VESTING OF RESTRICTED STOCK. (a) On the first anniversary of the Date of Grant, the Restricted Stock shall become nonforfeitable, subject to the Grantee's remaining a non-employee director of the Company until said date. For purposes of this Agreement, Grantee's directorship on the board will be deemed to have ceased as of the last day of Grantee's term as a director (unless nominated and reelected) or the effective date of any retirement, resignation or removal of Grantee from the board of directors.

(b) Notwithstanding the provisions of Section 3(a), all of the Restricted Stock shall immediately become nonforfeitable

                           (i)      in the event of a Change in Control;

                           (ii      in the event that Grantee's directorship on
                  the board shall terminate prior to the first anniversary of the Date of Grant because of:

                           (A) disability which is determined by the Committee to be permanent and total with respect to services rendered by the Grantee immediately prior to incurring said disability; or

                           (B)      death; and

                           (iii) in the event the Committee determines to provide for accelerated vesting of the Restricted Stock in other circumstances, in its discretion, pursuant to Section 24(a) of the Plan.


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        4.              FORFEITURE OF RESTRICTED STOCK.  Subject to
                  Section 3(b), any Restricted Stock that has not theretofore become nonforfeitable shall be forfeited if the Grantee ceases to be a director of the Company at any time prior to the applicable vesting date.

         5. DIVIDEND, VOTING AND OTHER RIGHTS. Except as otherwise provided herein, the Grantee shall have all of the rights of a stockholder with respect to the Restricted Stock, including the right to vote such Restricted Stock and receive any dividends that may be paid thereon; provided, however, that any additional shares of Common Stock or other securities that the Grantee may become entitled to receive pursuant to a stock dividend, stock split, combination of Stock, recapitalization, merger, consolidation, separation or reorganization or any other change in the capital structure of the Company shall be subject to the same restrictions as the Restricted Stock.

         6. RETENTION OF STOCK CERTIFICATE(s) BY THE COMPANY. The certificate(s) representing the Restricted Stock shall be issued in book entry form and held in a separate restricted account from all other shares registered in the name of the Grantee by the Company's stock transfer agent or shall be held in custody by the Secretary of the Company, together with a stock power endorsed in blank by the Grantee with respect thereto, until the Restricted Stock shall have become nonforfeitable in accordance with Section 3. In order for the Grant under this Agreement to be effective, the Grantee must sign and return the attached stock powers to the attention of the Secretary of the Company.

         7. TAXES AND WITHHOLDING. If the Company shall be required to withhold any federal, state, local or foreign tax in connection with the issuance or vesting of any Restricted Stock or other amounts pursuant to this Agreement, and the amounts available to the Company for such withholding are insufficient, the Grantee shall pay the tax or make provisions that are satisfactory to the Company for the payment thereof. The Grantee may elect to satisfy all or any part of the minimum statutory withholding requirement by surrendering to the Company a portion of the nonforfeitable shares of Common Stock that are issued or transferred to the Grantee hereunder, and the shares of Common Stock so surrendered by the Grantee shall be credited against any such withholding obligation at the Market Value per Share of such shares on the date of such surrender.

         8. COMPLIANCE WITH LAW. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Company shall not be obligated to issue any restricted or nonrestricted shares of Common Stock or other securities pursuant to this Agreement if the issuance thereof would result in a violation of any such law.

         9. RELATION TO OTHER BENEFITS. Any economic or other benefit to the Grantee under this Agreement shall not be taken into account in determining any benefits to which the Grantee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering non-employee directors of the Company.


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         10.            AMENDMENTS. Any amendment to the Plan shall be deemed to
                  be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Grantee under this Agreement without the Grantee's consent.

         11. SEVERABILITY. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

         12. RELATION TO PLAN. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistent provisions between this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan. The Compensation Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with this grant.

         13. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.

         14. GOVERNING LAW. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Georgia, without giving effect to the principles of conflict of laws thereof.

         15. NOTICES. Any notice to the Company provided for herein shall be in writing to the Company, marked Attention:
                  Corporate Secretary, and any notice to the Grantee shall be addressed to said Grantee at his or her address currently on file with the Company. Except as otherwise provided herein, any written notice shall be deemed to be duly given if and when delivered personally or deposited in the United States mail, first class registered mail, postage and fees prepaid, and addressed as aforesaid. Any party may change the address to which notices are to be given hereunder by written notice to the other party as herein specified (provided that for this purpose any mailed notice shall be deemed given on the third business day following deposit of the same in the United States mail).



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         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and Grantee has also executed this Agreement in duplicate, as of the day and year first above written.

                                    FLOWERS FOODS, INC.


                                    By:
                                       ----------------------------------------
                                        Title:
                                               --------------------------------


                                    -------------------------------------------
                                    [Enter Name]

                                    Address:
                                    [Enter Address]